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                                                                    EXHIBIT 23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the reference to our firm under the caption "Experts" in Post Effective Amendment No. 4 to the Registration Statement (Form S-4 No. 333-28951) and related Prospectus of Florida Panthers Holdings, Inc. and to the incorporation by reference therein of our report dated January 26, 1996, with respect to the financial statements of Boca Raton Hotel and Club Limited Partnership included in the Florida Panthers Holdings, Inc. Post Effective Amendment No. 3 to the Registration Statement (Form S-4 No. 333-28951) filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP
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                                          ERNST & YOUNG
West Palm Beach, Florida
November 26, 1997